USE OF EXISTING TRAINING CONTENT AGREEMENT

This USE OF EXISTING TRAINING CONTENT AGREEMENT (this "Agreement") is made and entered into effective this 31st day of December 2010 by and between LANGUAGE KEY ASIA LTD., a Hong Kong Corporation, hereinafter referred to as (the "Company"), and THE LANGUAGE KEY LTD, a British Virgin Islands corporation and/or its successor company.

The Parties agree that, following the execution of this Agreement, THE LANGUAGE KEY LTD., (a BVI company) and/or its successor company would be granted a licensing right to use, rework, and/or publish certain existing training content, as solely identified in ‘EXHIBIT A – List of Course Content’ owned and held by The Language Key Training Ltd. (a Hong Kong company) and/or its successor company, for a term of eighty-eight (88) years as of the date set forth hereinbelow.

IN WITNESS WHEREOF, the parties hereto have placed their signatures hereon on the day and year first above written.

WITNESSES:	SHAREHOLDERS

LANGUAGE KEY ASIA LTD.,
A Hong Kong Incorporated Corporation
Print Name:

/s/ Dirk Haddow
BY: Dirk Haddow
ITS: President and CEO

THE LANGUAGE KEY LTD.,
A British Virgin Islands Corporation
Print Name:

/s/ Mark Wood
BY: Mark Wood, Individually

Exhibit A – List of Course Content

See Attached.